Exhibit 4-DD

        AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of August 23, 1996, by and among U.S. Auto Receivables Company, a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 27777 Franklin Road, Southfield, Michigan 48034 (the "Company"), Chrysler Financial Corporation, a corporation duly organized and existing under the laws of the State of Michigan and having its principal office at 27777 Franklin Road, Southfield, Michigan 48034 (the "Servicer"), Manufacturers and Traders Trust Company, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at One M & T Plaza, Buffalo, New York 14230 (the "Resigning Trustee"), and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (the "Successor Trustee").

                                           RECITALS:
        WHEREAS, the CARCO Auto Loan Master Trust (the "Trust") was created as of May 31, 1991 by a Pooling and Servicing Agreement dated that date by and among Chrysler Auto Receivables Company ("CARCO"), Chrysler Credit Corporation ("CCC"), and the Resigning Trustee (the "Trust Agreement").

        WHEREAS, an Assignment and Assumption Agreement, dated as of August 8, 1991, by and among CARCO, the Company and the Resigning Trustee, replaced CARCO with the Company under the Trust Agreement as Seller.

        WHEREAS, CCC was merged into the Servicer on December 31, 1995, and, pursuant to Section 8.02 of the Trust Agreement, the Servicer assumed the performance of every covenant and obligation of CCC under the Trust Agreement.


        WHEREAS, the Resigning Trustee was named the Trustee of the Trust in the Trust Agreement.

        WHEREAS, the Trust has issued multiple series of asset backed certificates ("Securities") representing ownership interests in the assets of the Trust to numerous investors (the "Holders").

        WHEREAS, Section 11.07 of the Trust Agreement provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor trustee of its appointment as a successor trustee;

        WHEREAS, Section 11.07 of the Trust Agreement provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

        WHEREAS, Section 11.08 of the Trust Agreement provides that any successor trustee appointed in accordance with the Trust Agreement shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation of the predecessor trustee shall become effective and such successor trustee, without any further act, deed of conveyance, shall become fully vested with all rights, powers, duties and obligations of the predecessor trustee under the Trust Agreement, with like effect as if originally named as Trustee;

        WHEREAS, the Company desires to appoint Successor Trustee as Trustee to succeed Resigning Trustee under the Trust Agreement; and

        WHEREAS, Successor Trustee is willing to accept such appointment as successor trustee, under the Trust Agreement;

        NOW, THEREFORE, the Company, the Servicer, the Resigning Trustee and the Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:


                                  ARTICLE ONE
                             THE RESIGNING TRUSTEE
                             ---------------------

        SECTION 1.01. Pursuant to Section 11.07 of the Trust Agreement, Resigning Trustee hereby notifies the Company and the Servicer that Resigning Trustee is hereby resigning as Trustee under the Trust Agreement and the Supplements.

        SECTION 1.02. Resigning Trustee hereby represents and warrants to Successor Trustee, the Company and the Servicer that:

        (a) No covenant or condition contained in the Trust Agreement or any Supplement has been waived by Resigning Trustee, or to the best of the knowledge of the Resigning Trustee, by the Holders of the percentage in aggregate principal amount of the Securities required by the Trust Agreement or any Supplement to effect any such waiver.
        (b) There is no action, suit or proceeding pending, or, to the best of the knowledge of the Resigning Trustee, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Trust Agreement or any Supplement.
        (c) As of the effective date of this Agreement, the Resigning Trustee will hold no property under the Trust Agreement or any Supplement.
        (d)    Pursuant to Section 6.02 of the Trust Agreement,
               Resigning Trustee has duly authenticated and delivered Securities in the aggregate principal amount and in the series and classes as listed on Schedule A attached hereto as of the effective date of this Agreement, those Securities and the series and classes which remain outstanding as of the effective date of this Agreement being duly noted on such schedule.
        (e) Each person who so authenticated the Securities was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.
        (f) The Resigning Trustee has full power, authority and right to execute, deliver and perform this Agreement; and this Agreement has been duly authorized, executed and delivered by the Resigning Trustee and constitutes its legal, valid and binding obligation enforceable by its terms.
        (g) To the best of the knowledge of the Resigning Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, a Servicer Default under Section
               10.01 of the Trust Agreement.

        SECTION 1.03. Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the Trust Agreement, the Supplements and the Trust Assets. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee.

        SECTION 1.04. Resigning Trustee shall deliver to Successor Trustee, as of the effective date hereof, all of the documents listed on Exhibit A hereto.

        SECTION 1.05. Resigning Trustee shall transfer and deliver to Successor Trustee, for deposit in, or crediting to, as applicable, the corresponding New Account (as defined in Section 3.02 of this Agreement), any monies (including accrued interest thereon) (the "Monies") on deposit in, and Eligible Investments credited to, the Collection Account, any Series Accounts and any other accounts with respect to the Trust existing in its name or in the name of the Trust with respect to the Trust or any series of Securities (the " Old Accounts"), and shall close and terminate the Old Accounts, all as of the effective date of this Agreement.

        SECTION 1.06. Resigning Trustee shall cooperate fully with the Servicer in connection with the obligations set forth in Section 3.03 of this Agreement and will execute any and all douments reasonably required to fulfill the intent of that section.
                                  ARTICLE TWO
                                  THE COMPANY
                                  -----------

        SECTION 2.01. The Company hereby accepts the resignation of Resigning Trustee as Trustee under the Trust Agreement and the Supplements.

        SECTION 2.02. The Company hereby appoints Successor Trustee as Trustee under the Trust Agreement and the Supplements to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Trust Agreement and the Supplements with like effect as if originally named as Trustee in the Trust Agreement and the Supplements.

        SECTION 2.03. Immediately after the effective date of this Agreement, the Company, through the Successor Trustee, shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to each Holder of the Securities and each Rating Agency in accordance with the provisions of Section 11.08 of the Trust Agreement.

        SECTION 2.04. The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:
        (a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.
        (b) The Trust Agreement and the Supplements were validly and lawfully executed and delivered by the Company and the Securities were validly issued by the Trust.
        (c) The Company has performed or fulfilled prior to the date hereof each covenant, agreement, condition, obligation and responsibility of the Company under the Trust Agreement and the Supplements.
        (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, a Servicer Default under
               Section 10.01 of the Trust Agreement.
        (e) No covenant or condition contained in the Trust Agreement or any Supplement has been waived by the Company, or to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Securities required by the Trust Agreement or any Supplement to effect any such waiver.
        (f) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Trust Agreement or any Supplement.
        (g) The Company has full power, authority and right to execute, deliver and perform this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation enforceable by its terms.
        (h) All conditions precedent set forth in the Trust Agreement relating to the appointment of The Bank of New York as successor Trustee under that agreement and the Supplements have been complied with by the Company.

        SECTION 2.05. The Company shall cooperate fully with the Servicer in connection with the obligations set forth in Section 3.03 of this Agreement and will execute any and all documents reasonably required to fulfill the intent of that section.


                                 ARTICLE THREE
                                 THE SERVICER
                                 ------------

        SECTION 3.01. The Servicer hereby represents and warrants to Resigning Trustee and Successor Trustee that:
        (a) The Servicer is a corporation duly and validly organized and existing pursuant to the laws of the State of Michigan.
        (b) The Trust Agreement and the Supplements were validly and lawfully executed and delivered by the Servicer.
        (c) The Servicer has performed or fulfilled prior to the date hereof each covenant, agreement, condition, obligation and responsibility of the Servicer under the Trust Agreement and the Supplements.
        (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, a Servicer Default under
               Section 10.01 of the Trust Agreement.
        (e) No covenant or condition contained in the Trust Agreement or any Supplement has been waived by the Servicer, or to the best of the Servicer's knowledge, by Holders of the percentage in aggregate principal amount of the Securities required by the Trust Agreement or any Supplement to effect any such waiver.
        (f) There is no action, suit or proceeding pending or, to the best of the Servicer's knowledge, threatened against the Servicer before any court or any governmental authority arising out of any action or omission by the Servicer under the Trust Agreement or the Supplement.
        (g) The Servicer has full power, authority and right to execute, deliver and perform this Agreement; and this Agreement has been duly authorized, executed and delivered by the Servicer and constitutes is legal, valid and binding obligation enforceable by its terms.

        SECTION 3.02. The Servicer shall establish, with the Successor Trustee, an Eligible Deposit Account, in the name of the Trust, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the applicable Certificateholders and other Beneficiaries, in substitution for each of the Old Accounts (such substitute accounts, the "New Accounts"), all as of the effective date of this Agreement.

        SECTION 3.03. The Servicer shall file such UCC financing statements and amendments as may be necessary to reflect the resignation of Resigning Trustee as Trustee of the Trust and the appointment of Successor Trustee as Trustee of the Trust, all as of the effective date of this Agreement, and deliver to the Successor Trustee stamped copies of, or filing receipts for, such financing statements as soon as they are available.


                                 ARTICLE FOUR
                             THE SUCCESSOR TRUSTEE
                             ---------------------

        SECTION 4.01. Successor Trustee hereby represents and warrants to Resigning Trustee, the Company and the Servicer that:
        (a)    Successor Trustee is eligible under the provisions of Section
               11.06 of the Trust Agreement and the Supplements to act as Trustee under the Trust Agreement and the Supplements.
        (b) The Successor Trustee has full power, authority and right to execute, deliver and perform this Agreement; and this Agreement has been duly authorized, executed and delivered by the Successor Trustee and constitutes its legal, valid and binding obligation.

        (c) The Successor Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York.

        SECTION 4.02. Successor Trustee hereby accepts its appointment as successor Trustee under the Trust Agreement and the Supplements and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee under the Trust Agreement and the Supplements, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Trust Agreement.

        SECTION 4.03. References in the Trust Agreement and any Supplements to "Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of Successor Trustee at 101 Barclay Street, New York, New York 10286 or any other office of Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

        SECTION 4.04. Successor Trustee shall accept from Resigning Trustee the Monies and Eligible Investments on deposit in, or credited to, each Old Account and shall deposit or credit, as applicable, such Monies and Eligible Investments to the corresponding New Account, all as of the effective date of this Agreement.

        SECTION 4.05. Successor Trustee shall cooperate fully with the Servicer in connection with the obligations set forth in

Section 3.03 of the Agreement and will execute any and all documents reasonably required to fulfill the intent of that section.

                                 ARTICLE FIVE
                                 MISCELLANEOUS
                                 -------------

        SECTION 5.01. Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Trust Agreement shall have the meaning assigned to them in the Trust Agreement.

        SECTION 5.02. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on August 23, 1996.

        SECTION 5.03. Resigning Trustee hereby acknowledges payment or provision for payment in full by the Servicer of compensation for all services rendered by Resigning Trustee under the Trust Agreement and the Supplements and reimbursement in full by the Servicer of the expenses, disbursements and advances incurred or made by Resigning Trustee in accordance with the Trust Agreement and the Supplements. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it under the Trust Agreement or any Supplement. The Servicer acknowledges its obligation set forth in Section 8.04 of the Trust Agreement to indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Resigning

Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer, the Trust or the Resigning Trustee pursuant to the Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, subject, however to the exceptions set forth therein, and acknowledges that such obligations shall survive the resignation and replacement of the Resigning Trustee.

        SECTION 5.04. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Trust Agreement.

        SECTION 5.05. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        SECTION 5.06. The Company, the Servicer, the Resigning Trustee and the Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

        IN WITNESS WHEREOF, the parties hereby have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged and their respective seals to be affixed thereunto and duly attested all as of the day and year first above written.

[SEAL]                                      U.S. AUTO RECEIVABLES COMPANY
Attest:
                                            By: /s/ D. H. Olsen
                                               ------------------------------
                                                   Name: D. H. Olsen
 /s/ B. C. Babbish                                  Title:Assistant Treasurer
-------------------
Assistant Secretary

[SEAL]                                      MANUFACTURERS AND
                                            TRADERS TRUST COMPANY
                                            ---------------------
                                            Resigning Trustee
Attest:
                                            By: /s/ Leslie A. Boynton
                                                --------------------------
                                                   Name: Leslie A. Boynton
/s/ Nancy L. George                             Title: Asst Vice President
-------------------
Authorized Officer


[SEAL]                                      THE BANK OF NEW YORK
------                                      --------------------
                                            Successor Trustee
Attest:
                                            By: /s/ Todd N. Niemy
                                                ---------------------
/s/ J. Ernst                                    Name: Todd N. Niemy
------------------                              Title: Vice President
Authorized Officer

[SEAL]                                      CHRYSLER FINANCIAL CORPORATION

Attest:                                     By: /s/ D. H. Olsen
                                               ----------------------------
                                                   Name: D. H. Olsen
   /s/ B. C. Babbish                               Title:Assistant Treasurer
--------------------
Assistant Secretary

STATE OF NEW YORK            )
                             )SS:
COUNTY OF NEW YORK           )



On the     day of           , 1996, before me personally came
                       to me known, who, being by me duly sworn, did depose and say that he/she resides at
                            ; that he/she is
      of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.




                                                   /s/ Marilyn O. Austin
                                                   ---------------------
                                                   Notary Public
Marilyn O. Austin
Notary Public, State of New York
No. 01AU5022741
Qualified in Queens County
Commission Expires Jan. 18, 1998

STATE OF NEW YORK            )
                             )SS:
COUNTY OF ERIE      )




On the 23rd day of August 1996, before me personally came Leslie A. Boynton to me known, who, being by me duly sworn, did depose and say that he/she resides at 127 Brookpark Drive, Amherst, New York, 14228 ; that he/she of Manufacturer and Traders Trust Company, one of the corporations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.



                                                   /s/ Deborah A. Speidel
                                                  -----------------------
                                                   Notary Public


                                    Deborah A. Spiedel
                                    Notary Public, State of New York
                                    Qualified in Erie County
                                    My Commission Expires May 31, 1998

STATE OF MICHIGAN            )
                             )SS:
COUNTY OF OAKLAND            )




On the 23rd day of August , 1996, before me personally came David H. Olsen to me known, who being by me duly sworn, did depose and say that he/she resides at 5536 Whitfield, Troy, MI 48098 ; that he/she is of U.S. Auto Receivables Company,
one of the corporations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.






                                                   /s/ Jenifer L. Sheppard
                                                   -----------------------
                                                   Notary Public

                                    Jenifer L. Sheppard
                                    Notary Public, Macomb County, Michigan
                                    Acting in Oakland County
                                    My Commission Expires October 1, 2000

STATE OF MICHIGAN            )
                             )SS:
COUNTY OF OAKLAND            )




On the 23rd day of August , 1996, before me personally came David H. Olsen to me known, who being by me duly sworn, did depose and say that he/she resides at 5536 Whitfield, Troy, MI 48098 ; that he/she is of Chrysler Financial Corporation, one of the corporations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.






                                                   /s/ Jenifer L. Sheppard
                                                   -----------------------
                                                   Notary Public



                                    Jenifer L. Sheppard
                                    Notary Public, Macomb County, Michigan
                                    Acting in Oakland County
                                    My Commission Expires October 1, 2000

                                   EXHIBIT A


                Documents to be delivered to Successor Trustee


1. Conformed copy of Pooling and Servicing Agreement, dated as of May 31, 1991, among Chrysler Auto Receivables Company, Chrysler Credit Corporation and Manufacturers and Traders Trust Company, as Trustee, as amended by a First Amendment dated as of August 6, 1992 and a Second Amendment dated September 21, 1993, and Series Supplements to the Pooling and Servicing Agreement for all issued series of Securities issued by the Trust as listed on Schedule A.

2. Conformed copy of Assignment and Assumption Agreement, dated as of August 8, 1991, among Chrysler Auto Receivables
        Company, U.S. Auto Receivables Company and Manufacturers and Traders Trust Company, as Trustee.

3. Conformed copy of the Receivables Purchase Agreement, dated as of May 31, 1991, between Chrysler Auto Receivables
        Company and Chrysler Credit Corporation.

4. Copies of the reports on Form 10-K for the year ended December 31, 1995 and on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 as filed by the Trust with the Securities and Exchange Commission.

5. A copy of the most recent Annual Servicer Certificate delivered pursuant to Section 3.05 of the Trust Agreement.

6.      Copies of all Distribution Date Statements delivered since
        December 31, 1995.

7. Copies of any official notices sent by the Trustee to the holders of the Securities pursuant to the terms of the Trust Agreement or any Series Supplement during the past twelve months.

8. Copy of microfiche listing the current Accounts forming the corpus of the Trust

                                   EXHIBIT B

                             [COMPANY LETTERHEAD]

                                    NOTICE

To the Holders of
Investor Certificates
of CARCO Auto Loan Master Trust

        NOTICE IS HEREBY GIVEN, pursuant to Section 11.08 of the Pooling and Servicing Agreement dated as of May 31, 1991 by and between Chrysler Auto Receivables Company, as Seller (U.S. Auto Receivables Company, as successor) (the "Company"), Chrysler Credit Corporation (now known as Chrysler Financial Corporation), as Servicer, and Manufacturers and Traders Trust, as Trustee, (the "Pooling and Servicing Agreement") that Manufacturers and Traders Trust Company has resigned as Trustee under the Pooling and Servicing Agreement.

        Pursuant to Section 11.08 of the Pooling and Servicing Agreement, The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee under the Pooling and Servicing Agreement. The address of the Corporate Trust Office of The Bank of New York is 101 Barclay Street, New York.

Manufacturers and Traders Trust Company's resignation as Trustee and The Bank of New York's appointment as successor Trustee were effective as of the opening of business on August 23, 1996.

Dated: August 23, 1996

                                         Very truly yours,

                                         U.S. Auto Receivables Company,
                                         as successor to Chrysler Auto
                                         Receivables Company

                                         By:___________________________
                                                Name:
                                                Title:

cc: Rating Agencies



                                  Schedule A

                      List of Series of Securities issued

                        by CARCO Auto Loan Master Trust


                                    Original Size   Outstanding
  Date             Title            (in millions)   (in millions)
  ----             -----            -------------   -------------

May-91   CARCO Master Trust 1991-1       400
Jul-91   CARCO Master Trust 1991-2       250
         CARCO Master Trust 1991-3       750
Dec-91   CARCO Master Trust Series A     300
Mar-92   CARCO Master Trust Series B     350
May-92   CARCO Master Trust Series C     150
Jul-92   CARCO Master Trust 1992-1       400
Oct-92   CARCO Master Trust 1992-2       400             400
Feb-93   CARCO Master Trust 1993-1       250             250
Nov-93   CARCO Master Trust 1993-2       500             500
Oct-94   CARCO Master Trust 1994-1       500             500
Dec-94   CARCO Master Trust 1994-2       500             500
Dec-94   CARCO Master Trust 1994-3(EURO) 350             350
Jan-95   CARCO Master Trust 1995-1       600             600
Mar-95   CARCO Master Trust 1995-2       600             600
May-95   CARCO Master Trust 1995-3       500             500
May-95   CARCO Master Trust 1995-4       500             500
         CARCO Master Trust 1995-4A      500             500
Dec-95   CARCO Master Trust 1995-5       250             250
                                      ------          ------

                                      $8,050          $5,450
                                      ======          ======